Exhibit 99.1

eXp World Holdings Completes Acquisition of SUCCESS Enterprises

Acquisition enables eXp to launch technology-driven platform for entrepreneurs and sales professionals in $38 billion personal development industry

BELLINGHAM, Wash. — Dec. 9, 2020 – eXp World Holdings, Inc. (Nasdaq: EXPI), the parent company of eXp Realty and Virbela, today announced that it has completed the acquisition of SUCCESS Enterprises and its related media properties, including the highly coveted SUCCESS.com domain and web property. With the addition of SUCCESS, eXp will blend its technology and content to enhance the personal development platform for entrepreneurs and sales professionals.

“This is an exciting day for both the real estate and personal development industries,” said eXp World Holdings CEO, Chairman and Founder Glenn Sanford. “By combining eXp’s cutting-edge technology and passion for education with SUCCESS’s established platform, we are well-positioned to take personal development to the next level. This acquisition fortifies our business model of providing a better value proposition for agents, while expanding our reach. Together, SUCCESS and eXp will inspire agents and entrepreneurs to be the best version of themselves.”

Through SUCCESS’s media channels and eXp’s immersive 3D Virbela technology, eXp will develop an ecosystem of on-demand personal development content, including digital coaching and courses. The cloud-based platform, expected to launch in 2021, will enable SUCCESS to engage more directly with its more than 4.5 million community members and allow eXp to provide more personal development resources to its more than 39,000 agents around the globe.

Sanford has been named CEO of SUCCESS Enterprises and will continue serving in his other leadership capacities. Josh Ellis will continue as SUCCESS magazine’s editor-in-chief.

“There is tremendous synergy between eXp and SUCCESS,” said Ellis. “Creating an ecosystem of media channels and content enhanced with immersive technology will make personal development more accessible and impactful.”

Chief Storytelling Officer Kindra Hall and Director of Digital & Commerce Lauren Cannon will continue in their leadership roles and Don Hobbs, a well-known real estate coach and trainer with more than 25 years of experience, joins the team as president of SUCCESS Enterprises to lead brand expansion.

“I’m thrilled about the opportunity to develop a modern, digital personal development platform for today’s business leaders,” said Hobbs. “Cloud-based coaching and content is where the industry is headed, and we’re in an exciting position to leverage SUCCESS’s brand equity and eXp’s technology to bring the platform to market and expand its reach.”

For more information about eXp World Holdings and its subsidiaries go to www.expworldholdings.com.

About SUCCESS

SUCCESS is a U.S.-based business magazine that was founded in 1897 by achievement philosopher Orison Swett Marden. In its 123-year lifespan, SUCCESS has become one the leading publications in the United States covering personal and professional development through inspiration, motivation and training. In addition to SUCCESS magazine, the brand’s media properties include SUCCESS.com, SUCCESS newsletters, podcasts, digital training courses and affiliated social media accounts across platforms.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty, eXp Commercial, Virbela, Showcase IDX and SUCCESS Enterprises.

eXp World Holdings and its global brokerage, eXp Realty, is one of the fastest-growing real estate tech companies in the world with more than 39,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico and Portugal and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive.

For more information visit https://expworldholdings.com/.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the economic and social effects of the COVID-19 pandemic; continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our new commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Investor Relations Contact:

Greg Falesnik

MZ Group – MZ North America

investors@expworldholdings.com

Media Relations Contact:

Molly Strong

eXp Realty

press@exprealty.net